Exhibit 99.1

Thor Industries Announces Appointment of William J. Kelley Jr. to Its Board of Directors

EVP and CFO of publicly traded TreeHouse Foods brings 30 years of financial and operational expertise to Thor's Board

ELKHART, Ind., Nov. 2, 2020 /PRNewswire/ -- Thor Industries, Inc. (NYSE: THO) today announced that William J. Kelley Jr. has been named to the Board of Directors of Thor Industries effective November 1, 2020. Kelley has more than 30 years of executive-level experience in the food and beverage industry. He will serve as a member of the Compensation and Development Committee and the Audit Committee of the Board. The addition of Kelley expands Thor Industries' Board of Directors from 9 to 10 members.

"I am pleased to welcome Bill to our Board of Directors given his proven track record of strategic value creation through his strong financial management expertise," said Andrew E. Graves, Chairman of the Board of Thor Industries. "Bill brings a fresh perspective to Thor's Board, and we anticipate that his extensive fiscal and enterprise risk management experience overseeing finance, accounting and controls at the leadership level for Fortune 500 companies will serve us well. Bill's knowledge will fortify Thor Industries' as a leader in transformation and change initiatives across the enterprise. His appointment is further demonstration of the significant value we place upon corporate governance, risk oversight, board refreshment and diversity."

Mr. Kelley currently serves as Executive Vice President and Chief Financial Officer of TreeHouse Foods, Inc. (NYSE: THS), a leading manufacturer and distributor of private label packaged foods and beverages in North America with nearly 40 production facilities across the United States, Canada and Italy. At TreeHouse Foods, Mr. Kelley advises the Chief Executive Officer and other senior leaders on major financial and strategic growth issues. He also manages the company's financial, business-planning, treasury, and information technology functions as well as investor relations and corporate development.

"Bill is a strong addition to our Board and has vast experience and success as a financial business leader. We will benefit greatly from his expertise and council as Thor continues to create superior quality products and enhance our sustainability efforts that will grow our business," said Bob Martin, President and CEO of Thor Industries.

Before joining TreeHouse, Mr. Kelley was with The Kraft Heinz Company from 2014-2016 as Head of Global Internal Audit. From 2012-2014, Mr. Kelley was with The Hillshire Brands Company, as Senior Vice President, Corporate Controller and Chief Accounting Officer. Mr. Kelley's earlier career service included key finance and accounting roles at Arthur Andersen and Cargill, Inc.

Mr. Kelley holds a Bachelor of Arts degree in Accounting from Clark-Atlanta University and an MBA from the University of Chicago Booth School of Business. Kelley is a Certified Public Accountant, Certified Internal Auditor and Certified Information Systems Auditor. He started his career as an accountant with a Chicago subsidiary of Cargill, Inc. and later joined Arthur Andersen LLP.

Mr. Kelley serves on two non-profit boards in the Chicago area. He is active at Chicago Youth Centers, serving as a Board Member, Member of the Investment Committee, and former Treasurer and Chair of the Finance Committee. He also dedicates his time to the Chicago Children's Museum as a Board Member, Vice Chair of the Finance Committee and former Co-Chair of the Annual Gala.

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent the world's largest manufacturer of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

Forward-Looking Statements
This release includes certain statements that are "forward-looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others: the extent and impact from the continuation of the coronavirus pandemic, along with the responses to contain the spread of the virus by various governmental entities or other actors, which may have negative effects on retail customer demand, our independent dealers, our supply chain, or our production and which may have a negative impact on our consolidated results of operations, financial position, cash flows and liquidity; the ability to ramp production up or down quickly in response to rapid changes in demand while also managing costs and market share; the effect of raw material and commodity price fluctuations, and/or raw material, commodity or chassis supply restrictions; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations and their potential impact on the general economy and specifically on our dealers and consumers; the impact of exchange rate fluctuations; restrictive lending practices which could negatively impact our independent dealers and/or retail consumers; management changes; the success of new and existing products and services; the ability to efficiently utilize existing production facilities; changes in consumer preferences; the risks associated with acquisitions, including: the pace and successful closing of an acquisition, the integration and financial impact thereof, the level of achievement of anticipated operating synergies from acquisitions, the potential for unknown or understated liabilities related to acquisitions, the potential loss of existing customers of acquisitions, and our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production and increasing labor costs to attract production personnel in times of high demand; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are produced and/or sold; the impact of changing emissions and other regulatory standards in the various jurisdictions in which our products are produced and/or sold; changes to our investment and capital allocation strategies or other facets of our strategic plan; and changes in market liquidity conditions, credit ratings and other factors that may impact our access to future funding and the cost of debt.

These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2020.

We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

Contact
Investor Relations:
Mark Trinske, Vice President of Investor Relations
mtrinske@thorindustries.com
(574) 970-7912